Exhibit 23.1


                                     CONSENT

We have issued our report dated October 1, 1999, accompanying the consolidated financial statements of Lifschultz Industries, Inc. and Subsidiaries appearing in the 1999 Annual Report of the Company (Form 10-KSB) for the year ended July 31, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                                /s/ Grant Thornton

Provo, Utah
February 23, 2000

                                       10